Exhibit 1.1

EXECUTION VERSION

M&T Bank Corporation

Senior Medium-Term Notes, Series A

Subordinated Medium-Term Notes, Series B

Due Nine Months or More From Date of Issue

DISTRIBUTION AGREEMENT

September 22, 2023

RBC CAPITAL MARKETS, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

AND EACH OF THE OTHER AGENTS LISTED

ON SCHEDULE I HERETO

Ladies and Gentlemen:

M&T Bank Corporation, a New York corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series A and Subordinated Medium-Term Notes, Series B Due Nine Months or More From Date of Issue pursuant to the registration statement referred to below, upon notice to each of you (individually, an “Agent,” and collectively, the “Agents,” which term shall include any additional agents appointed pursuant to Section 15 hereof) and the Trustees (defined below) as set forth in this Agreement. The Notes may be issued as senior indebtedness (the “Senior Notes”) or as subordinated indebtedness (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) of the Company. The Senior Notes will be issued under an indenture, dated as of May 24, 2007 (as the same may be supplemented or amended from time to time, the “Senior Indenture”), between the Company and The Bank of New York Mellon, successor to The Bank of New York, as Trustee (the “Senior Trustee”), and the Subordinated Notes will be issued under an indenture, dated as of September 22, 2023 (as the same may be supplemented or amended from time to time, the “Subordinated Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Subordinated Trustee”). The Senior Indenture and Subordinated Indenture are herein sometimes collectively referred to individually as an “Indenture” and collectively as “Indentures” and the Senior Trustee and Subordinated Trustee are herein sometimes collectively referred to individually as a “Trustee” and collectively as the “Trustees.” Wherever the terms “Indenture” and “Trustee” are used with respect to a specific issuance of Notes they shall mean the Senior Indenture and Senior Trustee, in the case of an issuance of unsecured and unsubordinated Notes, and the Subordinated Indenture and Subordinated Trustee, in the case of an issuance of unsecured and subordinated Notes. The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the supplement to the Basic Prospectus referred to below. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly to investors (other than broker-dealers, except as provided in Section 2(a)) on its own behalf, the Company hereby (i) appoints the Agents as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent, as principal, it will enter into a terms agreement (which shall be substantially in the form of Exhibit A hereto, or in such other form as the Company and the Agent executing the same may agree, and which may take the form of an oral agreement confirmed in writing or any exchange of any standard form of written telecommunication between you and the Company) or other separate agreement to which you and the Company shall otherwise agree, relating to such sale in accordance with the provisions of Section 2(b) hereof (any such terms agreement or other separate agreement to which you and the Company shall otherwise agree shall hereinafter be referred to as a “Terms Agreement”).

The Company has prepared and filed a registration statement on Form S-3ASR (No. 333-274646), including a prospectus, relating to the Notes, with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the Basic Prospectus included in the Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is herein referred to as the “Registration Statement” and the prospectus in the form in which it appears in the Registration Statement is herein referred to as the “Basic Prospectus.” If the Company files any further registration statement for the purpose of registering Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit, then, after such filing, all references to the “Registration Statement” shall be deemed to refer to such further registration statement. The Basic Prospectus as supplemented by the prospectus supplement or supplements (each, a “Prospectus Supplement”) specifically relating to the Notes, including a Pricing Supplement (as defined below), in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the “Prospectus” (including any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”)). Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) or any Prospectus Supplement previously filed with the Commission or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Registration Statement, the Basic Prospectus, the preliminary prospectus, or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a “Pricing Supplement”), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus, any preliminary prospectus, Prospectus Supplement or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

As more fully described in the General Disclosure Package (as defined below), the Company, Bridge Merger Corp., a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and People’s United Financial, Inc., a Delaware corporation (“People’s United”), entered into an agreement, dated as of February 21, 2021, providing for a merger pursuant to which, among other things, Merger Sub merged with and into People’s United, with People’s United as the surviving entity, and, People’s United merged with and into the Company, with the Company as the surviving entity, which merger completed on April 1, 2022.

1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which any Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus, any preliminary prospectus, any Prospectus Supplement and the Prospectus, each as amended or supplemented to each such date):

(a) Effectiveness of the Registration Statement. (i) The Registration Statement became effective when filed with the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission under the Securities Act and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (ii) the Company meets the requirements for use of an automatically effective shelf registration statement on Form S-3 under the Securities Act and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3; and (iii) other than any preliminary prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than Agents in their capacity as underwriters of Notes) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy any Notes (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”) other than, in respect of any particular issue of Notes, (A) a term sheet agreed between the Company and the relevant Agents containing solely a description of the offered Notes (a “Term Sheet”) and (B) any written communication approved in writing in advance by the relevant Agents (each such document being referred to in clauses (A) and (B) herein as a “Specified Issuer Free Writing Prospectus”).

(b) Compliance of the Registration Statement and the Prospectuses. (i) At the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act and at the Time of Delivery (as defined below), the Registration

Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); (ii) the Basic Prospectus and the Prospectus when filed with the Commission complied and will comply in all material respects with the Securities Act and the Trust Indenture Act and are identical to and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), except to the extent permitted by Regulation S-T; and (iii) each Prospectus Supplement and Specified Issuer Free Writing Prospectus, if any, complied and will comply in all material respects with the Securities Act and has been filed or will be filed in accordance with the Securities Act (to the extent required thereby).

(c) Accurate Disclosure in the Registration Statement and the Prospectuses. (i) At the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, and at the Commencement Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of any date on which the Company accepts an offer to purchase Notes (the “Initial Sale Time”) and as of the time and date set forth in the Terms Agreement relating to an issue of Notes or, when not otherwise agreed to between the Company and the applicable Agents, the time and date when an Agent first conveys to purchasers the pricing terms of an issue of Notes set forth in the applicable Specified Issuer Free Writing Prospectus (the “Applicable Time”), the Basic Prospectus, the Prospectus Supplements and the applicable Specified Issuer Free Writing Prospectus(es), if any, all considered together (collectively, the “General Disclosure Package”) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date and at the Time of Delivery, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (y) the information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus (as of the date hereof all such information so provided by the Agents is set forth in Schedule 2(a)(i) hereto).

(d) Compliance of and Accurate Disclosure in the Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied, or will comply, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (including, but not limited to, applicable rules and regulations relating to eXtensible Business Reporting Language), and none of such documents, when read together with the other information in the General Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Issuer Free Writing Prospectuses. Each Specified Issuer Free Writing Prospectus and the Term Sheet does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Specified Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein.

(f) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption in Rule 163 under the Securities Act, (iv) at the Initial Sale Time, and (v) at the Applicable Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(g) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (ii) as of the Initial Sale Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(h) Independent Accountants. (i) PricewaterhouseCoopers LLP (“PwC”), the accountants who certified the financial statements and supporting schedules with respect to the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board and (ii) to the knowledge of the Company, KPMG LLP (“KPMG”), the accountants who certified the financial statements and supporting schedules with respect to People’s United included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board.

(i) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods presented; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the knowledge of the Company, any financial statements of businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X, as applicable, including, without limitation, the financial statements of People’s United, together with the related notes thereto and related schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, if any, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the Securities Act or the Exchange Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act (in each case as in effect when such disclosures were made), to the extent applicable. Any interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) No Material Adverse Change. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular dividends on the Company’s capital stock in amounts per share that are consistent with past practice or as publicly disclosed and repurchases of the Company’s common stock in accordance with its publicly disclosed Stock Repurchase Program (including additional repurchases authorized thereunder and publicly disclosed), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(k) Good Standing of the Company. The Company has been duly organized and is existing as a corporation under the laws of the State of New York and has all requisite power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement, any applicable Terms Agreement, the Indentures and the Notes. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect (i) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Agreement, the Indenture and the Notes (a “Material Adverse Effect”). The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. The Company has furnished to the Agents complete and correct copies of the Certificate of Incorporation of the Company, Amended and Restated Bylaws of the Company, and, in each case, all amendments thereto (collectively, the “Organizational Documents”), and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no change to the Organizational Documents is contemplated or has been authorized or approved by the Company or its stockholders.

(l) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (subject, in the case of any Significant Subsidiary that is a New York banking corporation or national bank, to Section 114 of the New York Banking Law or 12 U.S.C. § 55, respectively) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other entity. The only subsidiaries of the Company are (i) the subsidiaries listed under the caption “Subsidiaries” contained in Part I, Item I of the Company’s most recent Annual Report on Form 10-K and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X. The deposit accounts of each of Manufacturers and Traders Trust Company and Wilmington Trust, National Association (each, a “Bank Subsidiary,” and, collectively, the “Bank Subsidiaries”) are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, contemplated. The Bank Subsidiaries have met all conditions of such insurance, including timely payment of the premiums.

(m) Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or except as is not required by the Securities Act or the Exchange Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies, management or business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all laws administered by the Regulatory Agencies. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(n) Community Reinvestment Act Ratings. Each Bank Subsidiary is “well-capitalized” (as that term is defined at 12 C.F.R. 208.43(b)(1), 12 C.F.R. 6.4(c)(1) or the relevant regulation of the institution’s primary federal bank regulator), and each Bank Subsidiary’s Community Reinvestment Act (“CRA”) rating, if applicable, is no less than “satisfactory.” None of the Bank Subsidiaries has been informed that its status as “well-capitalized” or “satisfactory” for CRA purposes will change within one year.

(o) Capitalization. The Company has an authorized share capitalization as set forth in the Registration Statement, the preliminary prospectus supplement contained in the General Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(p) Authorization of the Agreement and Terms Agreements. This Agreement has been, and any applicable Terms Agreement will be, duly authorized, executed and delivered by the Company.

(q) Authorization of the Notes and the Indentures. The Notes have been or will be duly authorized and established in conformity with the provisions of the relevant Indenture and any applicable Terms Agreement, and, when issued and delivered in accordance with the relevant Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits provided by the Indentures; the Indentures have been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitute valid and binding instruments, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures conform, and the Notes of any particular issuance of Notes will conform in all material respects, to the summary descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented to relate to such issuance of Notes.

(r) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement, or otherwise registered for sale or sold by the Company under the Securities Act, other than any rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(s) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, any applicable Terms Agreement, the Indentures and the Notes and the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, any Terms Agreement, the Indentures and the Notes have been duly authorized by the Company by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of any such violations of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which would, individually or in the aggregate, result in a Material Adverse Effect.

(u) Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect their respective properties, assets or operations, or the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations under this Agreement, any applicable Terms Agreement, the Indentures and the Notes. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, result in a Material Adverse Effect.

(v) Accuracy of Contracts; Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects. There are no contracts, instruments or other documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company to enter into, or perform its obligations under, this Agreement, any applicable Terms Agreement, the Indentures and the Notes or the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, any Terms Agreement, the Indentures and the Notes, except such as have been already obtained or as may be required under the Securities Act, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(x) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, individually or in the aggregate, result in a Material Adverse Effect.

(y) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) would not, individually or in the aggregate, result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease, in each case, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(z) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware (i) that the conduct of their respective businesses, or the manufacture, use, or sale of any of their respective products or services infringe, misappropriate or otherwise violate the Intellectual Property rights of others or (ii) of any facts or circumstances which would render any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement, misappropriation or other violation, if the subject of an unfavorable decision, ruling or finding, or rendering of invalidity or inadequacy, could, individually or in the aggregate, result in a Material Adverse Effect.

(aa) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) any interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act) that is designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc) Compliance with the Sarbanes-Oxley Act; Registration and Listing of Common Stock. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company’s common stock has been duly registered under the Exchange Act and duly listed on the New York Stock Exchange and the Company is in compliance in all material respects with the applicable rules and regulations with respect to such registration and listing. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Company’s common stock under the Exchange Act or the listing of the Company’s common stock on the New York Stock Exchange and has not received any communication that the Commission or the New York Stock Exchange has terminated, intends to terminate, or is contemplating terminating, such registration or listing, respectively.

(dd) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (or are on valid extension and will be filed by the extension date) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other laws except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) Investment Company Act. The Company is not required, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(gg) Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or to result in a violation of Regulation M under the Exchange Act.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, in his or her capacity as such, has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times, with the exception of those matters included and publicly disclosed in the 2013 Written Agreement with the Federal Reserve Bank of New York which was terminated on July 25, 2017, materially in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, in his or her capacity as such is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of any Notes hereunder or directly or knowingly indirectly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of applicable Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of such dealings or transactions is or was the subject or the target of Sanctions or with any Sanctioned Country, other than dealings or transactions permitted by Sanctions.

(kk) Relationship with Agents. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for interest rate hedging relationships entered into in the ordinary course of business, the Company does not have any material lending or other relationship with the Agents or, to the knowledge of the Company, any affiliate of any Agent.

(ll) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus, if any, are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(mm) Prohibition on Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or except as is not required by the Securities Act or the Exchange Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Regulatory Agency (other than orders applicable to bank or savings and loan holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary or from transferring any of such subsidiary’s properties, assets or operations to the Company or any other subsidiary of the Company.

(nn) Not a U.S. Real Property Holding Corporation. The Company is not, and has not been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(oo) Fair Saleable Value of Assets. Each of the Company and its subsidiaries owns and, after giving effect to the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, any Terms Agreement, the Indentures and the Notes, will own assets the fair saleable value of which are greater than (i) the total amount of its liabilities (including known contingent liabilities) and (ii) the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(pp) Affiliated Transactions or Relationships. No transaction has occurred or relationship exists between or among the Company or any of its subsidiaries, on the one hand, and its affiliates, officers or directors, on the other hand, that is required to be described in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package or the Prospectus, including any document incorporated by reference therein that is not so described therein.

(qq) Cyber-Security. (i) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material security breach or other material compromise relating to its or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries have been notified of, and are not aware of any material event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented reasonable controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, availability, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2. Solicitations as Agent; Purchases as Principal.

(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company and upon the Company’s instruction, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the General Disclosure Package and the Prospectus. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent(s), solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of nine months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf to investors (other than broker-dealers, except to the extent set forth in the next succeeding sentence). The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit and accept offers to purchase Notes through any agent other than an Agent without amending or supplementing this Agreement to appoint such agent an additional Agent pursuant to Section 15 hereunder and without giving the Agents prior notice of such appointment; except, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, only if, (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth herein) to the applicable terms of this Agreement (without being required to become a party hereto) and (ii) the Agents are given notice of such purchase promptly, in each case after the purchase is agreed to.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes (each such period, a “Suspension Period”). Upon receipt of at least one business day’s prior notice from the Company, which notice may occur by telephone (confirmed promptly by e-mail) or by such other method as the Company and the Agents shall mutually agree in writing, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.

Each purchase of Notes shall be (x) at a discount from the principal amount of such Notes as agreed between the Company and such Agent or (y) as otherwise agreed between the Company and such Agent.

The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency); provided, however, that in the case of Notes in respect of which the issue proceeds are to be accepted in the United Kingdom and which have a maturity of less than one year, the Agents are authorized to solicit offers to purchase Notes only in the principal amount and redemption value of £100,000 (or, in the case of Notes not denominated in pounds sterling, the equivalent thereof in the applicable foreign currency or composite currency using the spot rate as of the date of the issue). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements under this Agreement.

(b) Purchase as Principal. The Company may also sell Notes to one or more Agent(s) acting as principal for its own account or for resale to one or more investors. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent.

The commitment of any Agent to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties (made or deemed to have been made as of the date of the Terms Agreement and as of the Time of Delivery (as defined below)) of the Company herein contained and shall be subject to the terms and conditions set forth herein and in the applicable Terms Agreement. Each Terms Agreement by an Agent to purchase Notes as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the “Time of Delivery”), any provisions relating to rights of underwriters acting together with such Agent in the reoffering of Notes, and, if called for by such Terms Agreement, shall require the delivery of opinions and 10b-5 letters of counsel, accountants’ comfort letters and officers’ certificates pursuant to Section 6 hereof.

Unless otherwise specified in the applicable Terms Agreement, if an Agent is purchasing Notes as principal, such Agent may resell such Notes to other dealers or to investors and other purchasers. Any such sales to other dealers may be at a discount, which shall not exceed the amount set forth in the Pricing Supplement relating to such Notes. Any such sales to investors and other purchasers may be at prevailing market prices, or prices related thereto at the time of such resale, at negotiated prices or otherwise, as determined by the Agent.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Time of Delivery to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period; then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to the preceding paragraph shall relieve any defaulting Agent from liability in respect of its default. Any such defaulting Agent shall reimburse the Company, within 15 days of the receipt by such defaulting Agent of an invoice from the Company, for any duly documented reasonable expenses incurred by the Company as a result of the default by such defaulting Agent. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

(d) Non-U.S. Dollar-Denominated Securities. The Agents agree, with respect to any Notes denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver such Notes in, or to residents of, the country issuing such currency (or, if such Notes are denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) or as a condition precedent to each Agent’s obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered to the Agents at the offices of Sullivan & Cromwell LLP, 1700 New York Avenue NW, Suite 700, Washington, DC 20006, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the “Commencement Date”).

4. Covenants of the Company. The Company covenants and agrees with each Agent:

(a) (i) To make no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be reasonably disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company’s periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause (i), (A) promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act, (B) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act, and (C) if agreed between the Company and such Agent, to prepare a Term Sheet, to file such Term Sheet in accordance with Rule 433(d) under the Securities Act and promptly to file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (A) of the filing of any amendment or supplement to the Prospectus, the use of any Issuer Free Writing Prospectus, or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement; (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, a Prospectus Supplement or any document filed pursuant to the Exchange Act that is incorporated by reference in the Registration Statement or the Prospectus; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information relating thereto or to any document incorporated by reference in the Registration Statement or the Prospectus; and (D) of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose. The Company agrees to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending any such qualification and, if issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible moment. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Registration Statement or the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

(b) To use its reasonable best efforts to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may reasonably designate; provided, however, that the

Company shall not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

(c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the General Disclosure Package and the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.

(d) If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or, if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the requirements of the Securities Act, or if at any time following the issuance or use of an Issuer Free Writing Prospectus, any event shall occur or condition exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at that subsequent time, not misleading, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent: (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the General Disclosure Package and Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Notes such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the General Disclosure Package, the Prospectus or such Issuer Free Writing Prospectus, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented documents to the Agents in such quantities as the Agents may reasonably request. Notwithstanding the foregoing, if there is incorrect information in the written information furnished by any Agent or Agents to the Company for use in the Prospectus and if such Prospectus is required as a result thereof to be reprinted, then the expense of reprinting such Prospectus shall be borne, severally, by the Agent or Agents who shall have furnished such incorrect information. If any such amendment or supplement and any documents and certificates furnished to the Agents pursuant to Section 4(e) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Registration Statement, the General Disclosure Package, the Prospectus or Issuer Free Writing Prospectus, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Section 4(e) such documents and certificates as it may request in connection with the preparation and filing of such amendment or supplement.

(e) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the General Disclosure Package, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

(f) To suspend solicitation of purchases of the Notes, and to notify the Agents promptly in writing of such suspension, upon receiving notice from any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of the securities of, or guaranteed by, the Company.

(g) To make generally available to its security holders (as defined in Rule 158 under the Securities Act) and to such Agent as soon as practicable but not later than 45 days after the close of each the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering periods of at least 12 months beginning in each case with the first day of the fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

(h) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and all material reports or other communications (financial or other) furnished to or filed with any national securities exchange on which any class of securities of the Company is listed as the Agents may from time to time reasonably request.

(i) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are denominated in the same currency as such Notes and with a maturity of nine months or longer, without the prior written consent of such Agent.

(j) That each time that (x) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented (other than by a Term Sheet, other Issuer Free Writing Prospectus or Pricing Supplement related to the Notes or by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or (y) a document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus as amended or supplemented (other than a filing pursuant to Section 14 of the Exchange Act or a Current Report on Form 8-K, unless the Agents shall otherwise specify) shall be filed under the Securities Act or Exchange Act (unless waived by the Agents), the Company shall promptly (and in any event within five business days) furnish or cause to be furnished to the Agents the documents referred to in Sections 7(a)(i), (ii) and (iv); provided, that the Company shall not be required to cause the delivery of such documents during any Suspension Period.

(k) That each time that (i) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented to include additional financial information or (ii) there is filed with the Commission any document (other than a filing pursuant to Section 14 of the Exchange Act) incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus which contains additional financial information, then the Company shall promptly (and in any event within five business days) cause PwC, the independent accountants to the Company, to furnish to the Agents the comfort letter referred to in Section 7(b); provided, that the Company shall not be required to cause the delivery of such comfort letter during any Suspension Period.

(l) That the Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Notes from time to time and the delivery of the opinions and 10b-5 letters referred to in Sections 6(d) and 7(a)(iii), including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(m) That the Company will pay any fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the establishment and maintenance of the Medium-Term Notes program contemplated by this Agreement, the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (a) incident to the preparation, issuance, execution, authentication and delivery of the Notes; (b) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the General Disclosure Package, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (c) that constitute fees and disbursements of the Company’s counsel and accountants and of the Trustees and their counsel; (d) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements); (e) in connection with the listing of the Notes on any stock exchange; (f) related to any filing with the Financial Industry Regulatory Authority, Inc.; (g) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indentures, any blue sky memoranda, and blue sky survey and any legal investment survey and the furnishing to the Agents and dealers of copies of the Registration Statement, the General Disclosure Package and the Prospectus, including mailing and shipping, as herein provided; (h) payable to rating agencies in connection with the rating of the Notes; (i) comprising the reasonable fees and disbursements of counsel for the Agents incurred in connection with the establishment and maintenance of the Medium-Term Notes program, including in connection with any opinions and 10b-5 letters to be rendered by such counsel (i) on the Commencement Date pursuant to Section 6(d) and (ii) pursuant to Section 7(a)(iii); and (j) any advertising and out-of-pocket expenses incurred by the Agents.

6. Commencement Conditions. The obligation of any Agent, as agent of the Company, at any time to solicit offers to purchase the Notes, the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Notes hereunder or under any Terms Agreement shall in each case be subject: (1) to the condition that all representations and warranties of the Company herein are accurate as of each time specified in the initial paragraph of Section 1, as applicable, (2) that all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are accurate (x) in the case of an Agent’s obligation to solicit offers to purchase Notes, at and as of the time of such solicitation and (y) in the case of any Agent’s or any other purchaser’s obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (3) to the condition that at or prior to such solicitation, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (4) to the following additional conditions when and as specified:

(a) Prior to such solicitation or corresponding Time of Delivery or time of purchase, as the case may be:

(i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act;

(iii) there shall not have occurred any change or any development in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the applicable Agent, materially impairs the investment quality of the Notes; and

(iv) (A) trading generally shall not have been suspended on or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market, minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, on the New York Stock Exchange or the NASDAQ Stock Market, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction; (B) trading in any securities of the Company shall not have been suspended by the Commission or a national securities exchange or in any over-the-counter market; (C) any major disruption of settlements of securities shall not have occurred and a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities; or (D) there shall not have occurred any outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any major act of terrorism against the United States, any other substantial national or international calamity or crisis or any other event or occurrence of a similar character if, in the judgment of such Agent or Agents or of such other purchaser, the effect of any such outbreak, escalation, declaration, calamity or other event or occurrence makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made. Promptly after the determination by any such Agent or other purchaser that it is impractical or inadvisable to market the Notes, such Agent or other purchaser shall notify the Company of such determination in writing; but the omission so to notify the Company shall not act to modify the rights of the Agent or other purchaser under this Section 6(a)(iv).

(b) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the General Counsel of the Company, or other counsel satisfactory to the Agents, shall have furnished to the relevant Agent or Agents an opinion and 10b-5 letter, dated as of the Commencement Date or Time of Delivery, as the case may be, substantially to the effect set forth in Exhibit B.

(c) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Squire Patton Boggs

(US) LLP, counsel to the Company, or other counsel satisfactory to the Agents, as indicated in the applicable Prospectus Supplement, shall have furnished to the relevant Agent or Agents an opinion and 10b-5 letter, dated as of the Commencement Date or Time of Delivery, as the case may be, substantially to the effect set forth in Exhibit C.

(d) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Sullivan & Cromwell LLP, counsel to the Agents, or other counsel satisfactory to the Company and the Agents, shall have furnished to the relevant Agent or Agents such opinion and 10b-5 letter dated as of the Commencement Date or Time of Delivery, as the case may be, in in form and substance reasonably satisfactory to the Agent or Agents, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e) (i) On the Commencement Date, the Agents shall have received a comfort letter, dated as of the Commencement Date and in form and substance satisfactory to the Agents, from (A) PwC, the independent accountants to the Company, and (B) KPMG, the independent accountants to People’s United prior to the Merger, (ii) in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, the Agents shall have received from PwC, the independent accountants to the Company, (A) a comfort letter, dated as of the relevant pricing date and in form and substance satisfactory to the Agents, and (B) a customary “bring-down” of such comfort letter, dated as of the Time of Delivery, and (iii) in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise prior to the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2023, if called for by the applicable Terms Agreement or other agreement, the agents shall have received from KPMG, the independent accountants to People’s United prior to the Merger, a comfort letter, dated as of the relevant pricing date and in form and substance satisfactory to the Agents.

(f) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received from the Company a certificate or certificates signed by the Chief Executive Officer, President, Senior Vice President or Executive Vice President and an accounting or financial officer of the Company reasonably satisfactory to the Agents (provided that no person shall sign such certificate in more than one official capacity), dated as of the Commencement Date or Time of Delivery, as the case may be, to the effect that, to the best of their knowledge based upon reasonable investigation (i) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, and the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission.

(g) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates and documents as such Agent or Agents may reasonably request, and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in a form and substance to the Agent or Agents. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the relevant Agent or Agents. The Company will furnish the relevant Agent or Agents with such conformed copies of such opinions, certificates, letters and other documents as the relevant Agent or Agents shall reasonably request.

7. Ongoing Solicitation Conditions.

(a) Each time that (x) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented (other than by a Term Sheet, other Issuer Free Writing Prospectus or Pricing Supplement related to the Notes or by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or (y) a document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus as amended or supplemented (other than a filing pursuant to Section 14 of the Exchange Act or a Current Report on Form 8-K, unless the Agents shall otherwise specify) shall be filed under the Securities Act or Exchange Act (unless waived by the Agents), the continuing obligation of any Agent, as agent of the Company, to solicit offers to purchase the Notes from the Company pursuant to Section 2(a) shall be subject to the following conditions:

(i) The General Counsel of the Company, or other counsel satisfactory to the Agents, shall have furnished to the Agents an opinion and 10b-5 letter, in form and substance satisfactory to the Agents, of the same tenor as the opinion and 10b-5 letter referred to in Section 6(b) hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion and 10b-5 letter;

(ii) Squire Patton Boggs (US) LLP, counsel to the Company, or other counsel satisfactory to the Agents, shall have furnished to the Agents an opinion and 10b-5 letter, in form and substance satisfactory to the Agents, of the same tenor as the opinion and 10b-5 letter referred to in Section 6(c) hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion and 10b-5 letter;

(iii) Sullivan & Cromwell LLP, counsel to the Agents, or other counsel satisfactory to the Company and the Agents, shall have furnished to the agents an opinion and 10b-5 letter, in form and substance satisfactory to the Agents, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

(iv) The Company shall have furnished or cause to be furnished a certificate or certificates signed by the Chief Executive Officer, President, Senior Vice President or Executive Vice President and an accounting or financial officer of the Company reasonably satisfactory to the Agents (provided that no person shall sign such certificate in more than one official capacity), in form and substance satisfactory to the Agents, of the same tenor as the certificates referred to in Section 6(f) hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate or certificates.

(b) Each time that (i) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented to include additional financial information or (ii) there is filed with the Commission any document (other than a filing pursuant to Section 14 of the Exchange Act) incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus which contains additional financial information, the continuing obligation of any Agent, as agent of the Company, to solicit offers to purchase the Notes from the Company pursuant to Section 2(a) shall be subject to the receipt by the Agents of a comfort letter PwC, the independent accountants to the Company, in form and substance satisfactory to the Agents of the same tenor as the comfort letter referred to in Section 6(e)(i)(A) hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such comfort letter and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, partners, officers and directors, each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included, and will reimburse such person or entity for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by any such person or entity through an Agent specifically for use therein (as of the date hereof all such information so provided by the Agents is set forth in Schedule 2(a)(i) hereto).

(b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of any material fact made in the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein (as of the date hereof all such information so provided by the Agents is set forth in Schedule 2(a)(i) hereto), and will reimburse such person or entity for any legal or other expenses reasonably incurred by such person or entity in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (or by the Agents in the case of Sections 8(b) and 8(e) hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement.

(e) If the indemnification provided for in this Section 8 is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses as incurred by such indemnified party (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand, from the offering of the Notes to which such losses, liabilities, claims, damages or expenses relate or (ii) if the allocation provided by clause (i) is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes to which such losses, claims, damages or liabilities relate (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agents from the purchase, resale, or distribution to the public of such Notes. The relative fault of the Company, on the one hand, and the Agents, on the on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages or expenses referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), no Agent shall be required to contribute any amount in excess of the commissions received by such Agent in connection with the Notes purchased by or through it and distributed to the public to which such losses, liabilities, claims, damages or expenses relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Agent’s Affiliates, selling agents, partners, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of each Agent in this subsection (e) to contribute shall be several in proportion to their respective purchases of the Notes made by or through it and not joint.

(f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability that the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

9. Termination.

(a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the discretion of the Agent or Agents that are parties thereto by notice given to the Company prior to the payment for any Note to be purchased thereunder, if at or prior to such time any of the conditions specified in Section 6(a) hereof shall not have been satisfied. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(g), 4(h), 5, 7, 8, 10, 11, 13, 14 and 18 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the Time of Delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(i), 4(l) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(h), 4(i), 5, 6, 8, 10, 11, 13, 14 and 18 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

(b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent’s obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

10. Position of the Agents. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

11. Representations and Agreements to Survive. The respective indemnities, contribution agreements, representations, warranties and other agreements of the Company and its officers and the Agents set forth herein or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

12. Notices. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid) or by facsimile. Communications to the Company will be sent to:

M&T Bank Corporation

One M&T Plaza, 5th Floor

Buffalo, NY 14203

Attention: David Carpenter, Deputy Treasurer

Telephone: (716) 279-4177

Email: DCARPENTER@mtb.com

With a copy to:

M&T Bank Corporation

45 Eisenhower Drive

4th Floor

Paramus, NJ 07652

Attention: Kevin Budd, Senior Vice President, and Associate General Counsel

Telephone: (201) 580-4679

Email: Kbudd@mtb.com

Communications to the Agents will be sent to the notice address(es) or facsimile numbers specified on Schedule I hereto or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

13. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 8 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) any purchase and sale of Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which any of them may be acting, on the other, (b) the Agents are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Agents in connection with any offering hereunder and the process leading up to any offering hereunder is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with any offering hereunder (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with this Agreement or any of the transactions contemplated hereby or the process leading to any offering hereunder.

15. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent.

16. Additional Agents. The Company may from time to time appoint any institution as a new agent hereunder in respect of the offer or sale of Notes generally or in relation to a particular tranche of Notes only; in which event, upon such institution’s confirmation and acceptance of such appointment by delivery of an agent accession letter on the terms mutually satisfactory to the Company and such institution or acceptance of a Terms Agreement containing accession provisions mutually satisfactory to the Company and such institution, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that, in the case of an institution that has become an Agent in relation to a particular tranche of Notes, following the issue of such tranche of Notes, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Notes.

17. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are generally required or authorized by law or executive order to close.

18. Applicable Law; Trial by Jury. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method including portable document format (.pdf) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or such Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or such Terms Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 21: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(Signature pages follow.)

If the foregoing is in accordance with your understanding, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,
M&T BANK CORPORATION

By:	/s/ D. Scott N. Warman
Name: D. Scott N. Warman
Title: Senior Executive Vice President and Treasurer

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
BARCLAYS CAPITAL INC.

By:	/s/ Thomas Boone
Name: Thomas Boone
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
DREXEL HAMILTON, LLC

By:	/s/ Edward W. Sanok
Name: Edward W. Sanok
Title: Chief Compliance Officer

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Joseph Moeller
Name: Joseph Moeller
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
LOOP CAPITAL MARKETS LLC

By:	/s/ Paul Bonaguro
Name: Paul Bonaguro
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
M&T SECURITIES, INC.

By:	/s/ Erika Bourne
Name: Erika Bourne
Title: Vice President

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
PIPER SANDLER & CO.

By:	/s/ James Furey
Name: James Furey
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
R. SEELAUS & CO., LLC

By:	/s/ Jim Brucia
Name: Jim Brucia
Title: Managing Director, Co-Head of Capital Markets

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Robert W. Hong
Name: Robert W. Hong
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ M. Nadine Burnett
Name: M. Nadine Burnett
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
UBS SECURITIES LLC

By:	/s/ Dominic Hills
Name: Dominic Hills
Title: Associate Director

By:	/s/ John Sciales
Name: John Sciales
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:
WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

SCHEDULE I

Agents

Agent	Address for Notices
RBC Capital Markets, LLC	Brookfield Place 200 Vesey Street, 8th Floor New York, NY 10281 Telephone: (212) 618-7706 Email: TMGUS@rbccm.com Attention: DCM Transaction Management/Scott Primrose

Academy Securities, Inc.	622 3rd Avenue, 12th Floor New York, NY 10017 Telephone: (646) 736-3995 Email: compliance@academysecurities.com Attention: Compliance

Barclays Capital Inc.	745 7th Avenue New York, NY 10019 Telephone: (646) 834-8133 Attention: Syndicate Registration

BofA Securities, Inc.	114 W. 47th Street New York, NY 10036 Telephone: (646) 855-5958 Email: dg.hg_ua_notices@bofa.com Attention: High Grade Debt Capital Markets Transaction Management/Legal

Citigroup Global Markets Inc.	388 Greenwich Street New York, NY 10013 Telephone: (212) 816-1135 Email: TEG.NewYork@citi.com Attention: Transaction Execution Group

Deutsche Bank Securities Inc.	1 Columbus Circle New York, NY 10019 Telephone: (212) 250-6801 Email: dbcapmarkets.gcnotices@list.db.com Attention: Debt Capital Markets Syndicate

Drexel Hamilton, LLC	110 E. 42nd Street, Suite 1502 New York, NY 10017 Telephone: (646) 412-1541 Email: compliance@drexelhamilton.com Attention: Ed Sanok

Goldman Sachs & Co. LLC	200 West Street New York, NY 10282-2198 Email: registration-syndops@ny.email.gs.com Attention: Registration Department

HSBC Securities (USA) Inc.	452 5th Avenue New York, NY 10018 Telephone: (646) 366-3229 Email: tmg.americas@us.hsbc.com Attention: Transaction Management Group

J.P. Morgan Securities LLC	383 Madison Avenue New York, NY 10179 Telephone: (212) 834-4533 Attention: Investment Grade Syndicate Desk

Keefe, Bruyette & Woods, Inc.	787 7th Avenue, 4th Floor New York, NY 10019 Telephone: (800) 966-1559 Email: USCapitalMarkets@kbw.com Attention: Frank Cicero Joseph Moeller

Loop Capital Markets LLC	111 W Jackson Blvd., Suite 1901 Chicago, IL 60604 Telephone: (312) 913-4900 Email: dcm@loopcapital.com Attention: Dave Yang, CFA – Vice President

Morgan Stanley & Co. LLC	1585 Broadway, 34th Floor New York, NY 10036 Telephone: (212) 761-6691 Attention: Investment Banking Division

M&T Securities, Inc.	1 Light Street, 13th Floor Baltimore, MD 21202 Telephone: (410) 244-4307 Email: mtsdebtcapitalmarkets@mtb.com Attention: Donna White

Piper Sandler & Co.	1251 Avenue of the Americas, 6th Floor New York, NY 10020 Telephone: (212) 466-7800 Attention: Legal Department

R. Seelaus & Co., LLC

26 Main Street, Suite 300

Chatham, NJ 07928

Telephone: (908) 273-3011 ext. 3017

Email: jimbrucia@rseelaus.com

Attention: Jim Brucia; Managing Director, Co-Head of Capital Markets

Telephone: (908) 273-3011 ext. 3052

Email: lgraves@rseelaus.com

Attention: Leslie Graves; Managing Director, Co-Head of Capital Markets

Samuel A. Ramirez & Company, Inc.	61 Broadway, 29th Floor New York, NY 10006 Telephone: (212) 378-7135 Email: bob.hong@ramirezco.com Attention: Robert W. Hong

Siebert Williams Shank & Co., LLC	100 Wall St., 18th Floor New York, NY 10005 Telephone: (212) 830-4500 Email: Achanda@siebertwilliams.com Attention: Legal – Ateesh Chanda

TD Securities (USA) LLC	1 Vanderbilt Avenue, 11th Floor New York, NY 10017 Email: ustransactionadvisory@tdsecurities.com Attention: Transaction Advisory

UBS Securities LLC	1285 Avenue of the Americas New York, NY 10019 Telephone: (203) 719-1088 Email: dl-synd-stamford@ubs.com Attention: Fixed Income Syndicate

Wells Fargo Securities, LLC	550 South Tryon Street, 5th Floor Charlotte, NC 28202 Email: tmgcapitalmarkets@wellsfargo.com Attention: Transaction Management

SCHEDULE 2(a)(i)

The following information appearing in the prospectus supplement dated September 22, 2023 to the Basic Prospectus (and only such information) has been furnished to the Company by the Agents expressly for use therein:

1.	the eighth paragraph under the heading “Plan of Distribution (Conflict of Interest).”

EXHIBIT A

Form of Terms Agreement

M&T Bank Corporation, a New York corporation

[Senior Medium-Term Notes, Series A]

[Subordinated Medium-Term Notes, Series B]

[ % [Senior]/[Subordinated] Notes due    , 20 ]

TERMS AGREEMENT

As of   , 20

Attention:

Re: Distribution Agreement, dated as of September 22, 2023 (the “Distribution Agreement”), between M&T Bank Corporation (the “Company”) and the other parties named therein, in connection with the distribution of Medium-Term Notes of the Company.

Subject to the Distribution Agreement, [the undersigned Agent agrees to purchase the following principal amount of Notes:

$    ]

[each of the undersigned Agents (collectively, the “Underwriters”) agree severally and not jointly to purchase from you your Medium-Term Notes, in each case in the principal amount set forth below opposite such purchaser’s name, on the terms set forth in this Terms Agreement:

Name	Principal Amount of Notes
[Agent]	$[ ]
[Agent]	$[ ]
[Agent]	$[ ]
Total	$[ ]

]

The terms of the Notes are set forth in the term sheet attached as an Annex hereto.

The Applicable Time means    [a.m./p.m.] (Eastern time) on    20 .

Purchase price to the Underwriters is     % of the principal amount of Notes.

The Time of Delivery will be [9:30 a.m.], New York City time, on    , 20 , or at such other time and date as the Company and the undersigned Agent[s] may agree upon in writing.

[Documents to be delivered:

The following documents referred to in the Distribution Agreement shall be delivered:

[(1) The certificate referred to in Section 6(f);]

[(2) The opinions referred to in Sections 6(b), 6(c) and 6(d);]

[(3) The accountants’ letters referred to in Section[s] 6(e)(ii) [and 6(e)(iii)]]]

[The Notes to be purchased by the undersigned Agent[s] will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Notes to the undersigned Agent[s], for the account of such Agent[s], against payment by or on behalf of such Agent[s] of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account specified by the Company to such Agent[s] at least [forty-eight][twenty-four]1 hours in advance, by causing DTC to credit the Notes to the account of such Agent[s] at DTC. The Company will cause the certificates representing the Notes to be made available to the Agent[s] for inspection not later than 5:00 p.m., New York City time, on the business day prior to the Time of Delivery. The time and date of such delivery and payment shall be the Time of Delivery.

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 of the Distribution Agreement, including the cross-receipt and any additional documents requested by the Agent[s] pursuant to Section 6(g) of the Distribution Agreement, shall be delivered to the offices of Sullivan & Cromwell LLP, 1700 New York Avenue NW, Suite 700, Washington, DC 20006, or at such other place as the Company and the undersigned Agent[s] may agree upon in writing.]

The conditions set forth in Section 6(a) of the Distribution Agreement shall apply.

1.

All the provisions contained in the Distribution Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. [    ,    and    are each hereby appointed by the Company, and each hereby accepts such appointment, as an Agent for all purposes under the Distribution Agreement, and shall be an Underwriter thereunder for the purchase of the Notes contemplated hereby.] Terms defined in the Distribution Agreement and not otherwise defined herein are used herein as therein defined.

2.

[In addition to the representations and warranties described in Section 1 of the Distribution Agreement, the Company represents and warrants to each Agent as of the date hereof, as of the Applicable Time and as of the Settlement Date, that M&T Securities, Inc. may act as an Agent in connection with the purchase of Notes hereunder for sale to third parties not otherwise affiliated with the Company and may otherwise hold Notes not otherwise sold.]

[1]	Second alternative to be used for transactions settling two business days following pricing (“T+2”).

3.

Whether or not the transactions contemplated hereby are consummated or this Terms Agreement is terminated, the Company will pay all expenses incident to the performance of the Company’s obligations under this Terms Agreement and the Distribution Agreement.

[AGENT]
By:
Name:
Title:

Accepted:
M&T Bank Corporation
By:
Name:
Title:

Annex to Terms Agreement

[ATTACH TERM SHEET]

EXHIBIT B

[Form of General Counsel Opinion and 10b-5 Letter]

B-1

EXHIBIT C

[Form of Squire Patton Boggs (US) LLP Opinion and 10b-5 Letter]

C-1